 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-251498

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 23, 2021)
6,030,847 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 1,661,461 Shares of Common Stock
We are offering 6,030,847 shares of our common stock, par value $0.001 per share. In addition, in lieu of common stock, we are also offering pre-funded warrants to purchase up to 1,661,461 shares of common stock to certain purchasers whose purchase of shares of common stock would otherwise result in these investors, together with their respective affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of our common stock immediately following the consummation of the offering, if these investors so choose. Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “RZLT.” On October 11, 2021, the last reported sale price of our common stock on Nasdaq was $7.61. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. We do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.
Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus the $0.01 per share exercise price of each such pre-funded warrant. This prospectus supplement also relates to the offering of shares of our common stock issuable upon the exercise of such pre-funded warrants.
Concurrently with this offering of common stock and pre-funded warrants, and pursuant to a separate prospectus supplement, we intend to sell up to an aggregate of 769,231 shares of common stock directly to certain of our existing shareholders in a registered direct offering at the same price per share of common stock as the public offering price per share of common stock as set forth in the table below, for aggregate gross proceeds of approximately $5.0 million, without giving effect to any discounts and commissions, which we refer to herein as our concurrent registered direct offering. The closing of the concurrent registered direct offering and the closing of this offering are not contingent upon each other. See “Underwriting” for more information.
Investing in our securities involves substantial risks. See “Risk Factors” beginning on page S-12, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$6.50	$6.49	$49,983,387
Underwriting discounts(1)	$0.39	$0.3894	$2,999,003
Proceeds, before expenses, to us	$6.11	$6.1006	$46,984,384

(1)
See “Underwriting” for a full description of compensation payable to the underwriters in connection with this offering.

We granted the underwriters the option to purchase within 30 days from the date of this prospectus supplement up to an additional 1,153,845 shares of our common stock at the public offering price per share less underwriting discounts and commissions to cover over-allotments, if any. If the underwriters exercise this option in full, the total underwriting discount will be $3,449,003 and our total proceeds, before expenses, will be $54,034,377. The underwriters expect to deliver the securities against payment on or about October 15, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Sole Book-Running Manager
Oppenheimer & Co.
Co-Manager
Roth Capital Partners
The date of this prospectus supplement is October 12, 2021

Prospectus Supplement
Base Prospectus

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About This Prospectus Supplement
This prospectus supplement relates to the offering of our common stock or pre-funded warrants. Before buying any of the common stock or pre-funded warrants that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information” in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the terms of this offering of common stock or pre-funded warrants and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, or the information contained in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference into this prospectus supplement- the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing or incorporated by reference into this prospectus supplement and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates.
The common stock or pre-funded warrants offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of the common stock or pre-funded warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the common stock or pre-funded warrants offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless stated otherwise or the context otherwise requires, references in this prospectus supplement to “Rezolute,” the “Company,” “we,” “us,” or “our” refer to Rezolute, Inc. and our wholly-owned subsidiaries through which we conduct our business.

Forward-Looking Statements
This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms. In particular, these include, but are not limited to, statements relating to the following:
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projected operating or financial results, including anticipated cash flows used in operations;

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expectations regarding capital expenditures, research and development expense and other payments;

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our expectation that the disruptive impact of the COVID-19 pandemic (“COVID-19”) on our business and ability to obtain additional financing will be temporary;

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our beliefs and assumptions relating to our liquidity position, including our ability to obtain additional financing;

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our ability to obtain regulatory approvals for our pharmaceutical drugs and diagnostics; and

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our future dependence on third party manufacturers or strategic partners to manufacture any of our pharmaceutical drugs and diagnostics that receive regulatory approval, and our ability to identify strategic partners and enter into license, co-development, collaboration or similar arrangements.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” on page S-12 of this prospectus supplement, or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and in our other filings made from time to time with the SEC after the date of this prospectus.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Special Note About COVID-19
We have been actively monitoring the COVID-19 situation and its impact. Our primary objectives have remained the same throughout the pandemic: to support the safety of our team members and their families and continue to support our preclinical studies and clinical trials. Currently, with respect to the operation of our facilities, we are closely adhering to applicable guidelines and orders. Essential operations in research and maintenance that occur within our facilities are continuing in accordance with the permissions granted under government ordinances. Across all our locations, we have instituted a temporary work from home policy for all office personnel who do not need to work on site to maintain productivity. We have recently allowed these employees to voluntarily return to work on site with appropriate health and safety measures.
While our financial results for the fiscal year ended June 30, 2021 were not significantly impacted by COVID-19, we cannot predict the impact of the progression of the COVID-19 pandemic on future results due to a variety of factors, including the ongoing challenges associated with the COVID-19 pandemic, including the emergence of new variants of the coronavirus, such as the Delta variant, resurgences in number of rates of infections, the continued good health of our employees, the ability of us to maintain operations, access to healthcare facilities and patient willingness to participate in our clinical trials, any further government and/or public actions taken in response to the pandemic and ultimately the length of the pandemic. The ultimate impact of the COVID-19 pandemic on our business operations, our ability to raise capital, as well as our preclinical studies and clinical trial timeliness remains uncertain and subject to change and will depend on future developments, which cannot be accurately predicted. Any prolonged material disruption of our employees, suppliers, or manufacturing may negatively impact our consolidated financial position, results of operations and cash flows. We will continue to monitor the situation closely.

Prospectus Supplement Summary
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock or pre-funded warrants. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus supplement, including the information incorporated by reference into this prospectus supplement, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-12 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement.
We are a clinical-stage biopharmaceutical company developing transformative therapies for metabolic diseases related to chronic glucose imbalance.
Our Pipeline
Our lead clinical asset, RZ358, is an antibody therapy in Phase 2b development as a potential treatment for congenital hyperinsulinism (“HI”), an ultra-rare pediatric genetic disorder. In February 2020, we announced the initiation of the RZ358-606 Phase 2b study (“RIZE”) globally at multiple study centers. Prior to COVID-19, we had planned to complete the RIZE study by the middle of calendar year 2021. In March 2020, we paused the RIZE study as a result of the COVID-19 pandemic. In January 2021, as the COVID-19 pandemic began to abate in different regions, we resumed clinical activities including trial site initiations and patient enrollment. Subject to COVID-19 conditions, we are expecting to substantially complete enrollment in the RIZE study by the end of calendar year 2021 and have top-line data in the first quarter of calendar year 2022.
In addition, in the first half of calendar year 2020, we had positive interactions with the U.S. Food and Drug Administration (“FDA”). In June 2020, we announced that FDA granted us Rare Pediatric Disease (“RPD”) designation for RZ358, which qualifies us to receive a priority review voucher (“PRV”) upon marketing approval of the drug in congenital HI. Such a voucher could be redeemed to receive a priority review of a subsequent marketing application for any drug candidate in any disease indication. Further, we submitted the RIZE protocol to FDA which allowed us to expand the study to clinical sites in the United States.
Our second clinical asset, RZ402, is a selective and potent plasma kallikrein inhibitor (“PKI”) being developed as a potential oral therapy for the chronic treatment of diabetic macular edema (“DME”). RZ402 is currently in Phase 1 development. In January 2021, we dosed the first subject in the Phase 1a study, and in May 2021, we announced positive topline results whereby single dose oral administration of RZ402 resulted in plasma concentrations that substantially exceeded target pharmacologically-active drug levels, demonstrating the potential for once daily dosing. RZ402 was generally safe and well-tolerated at all doses tested, without dose-limiting toxicities. In August 2021, we announced the initiation in the Phase 1b multiple-ascending dose study and planned to be completed by the first quarter of calendar year 2022. If favorable results are also obtained in the Phase 1b study, we expect to advance developmental activities toward a Phase 2a proof-of-concept study during the second half of calendar year 2022.
RZ358
Congenital HI is an ultra-rare pediatric genetic disorder characterized by excessive production of insulin by the pancreas. If untreated, the elevated insulin levels in these patients can induce extreme hypoglycemia (low blood sugar) events, increasing the risk of neurological and developmental complications, including persistent feeding problems, learning disabilities, recurrent seizures, brain damage or even death. There are no FDA approved therapies for congenital HI and the current standard of care treatments are suboptimal. The current treatments used by physicians includes Glucagon, Diazoxide, Somatostatin Analogues and Pancreatectomy. Each of these treatments has the following drawbacks as set forth in the graphic set below.

Our lead candidate, RZ358, is an intravenously administered human monoclonal antibody that binds to a unique site (allosteric) on the insulin receptor throughout the body, such as in the liver, fat, and muscle. The antibody modifies insulin’s binding and signaling to maintain glucose levels in a normal range which counteracts the effects of elevated insulin in the body. RZ358 is dose dependent pharmacokinetics with a half-life greater than 2 weeks which has the potential for semi-monthly or monthly dosing. Therefore, we believe that RZ358 is ideally suited as a potential therapy for conditions characterized by excessive insulin levels, and it is being developed to treat the hyperinsulinism and low blood sugar characteristic of diseases such as congenital HI. As RZ358 acts downstream from the beta cells, it has the potential to be universally effective at treating congenital HI caused by any of the underlying genetic defects.
RZ358 received Pediatric Rare Disease Designation in the U.S. as well as Orphan Drug Designation in the U.S. and European Union. RZ358 is currently in Phase 2b development (the RIZE study, RZ358-606). The RIZE study is a multi-center, open-label, repeat-dose Phase 2b study of RZ358 in four sequential dosing cohorts of patients with congenital HI who are at least two years old and have residual low blood sugar (<70 mg/dL) that is inadequately controlled on existing therapies. In addition to safety and pharmacokinetic evaluations, continuous glucose monitoring (“CGM”) and self-monitored blood glucose will be utilized to evaluate several glycemic efficacy endpoints. The primary endpoint is the time within a glucose target range of 70-180 mg/dL by CGM after week 8 of treatment compared to baseline.
We believe that based on our completed clinical studies on RZ358 demonstrate a proof of concept. A summary of the completed clinical studies is as follows.
Phase 1 pharmaco-kinetic studies of single intravenous doses of RZ358 at 0.1 to 9 mg/kg in healthy volunteers revealed dose-dependent pharmacokinetics with a half-life of 15 days, supporting the biweekly dosing approach. In healthy volunteers, RZ358 prevented hypoglycemia induced by insulin administration, without producing hyperglycemia. This effect showed a pharmacokinetic-pharmacodynamic (dose—response) correlation, with the hypoglycemia-blunting effects of RZ358 lasting for two weeks.

The clinical proof-of-concept of RZ358 in congenital HI was evaluated in Phase 2a studies in a total of 14 patients with congenital HI (12 years or older). The studies investigated the pharmacokinetics (PK), pharmacodynamics (PD), safety and preliminary efficacy of RZ358. RZ358 was well-tolerated in adult and pediatric patients with congenital HI who received single intravenous doses in the phase 2a studies and the PK results from the phase 2a studies were consistent with those in healthy volunteers. There was a durable dose- and disease-dependent normalization of blood sugar in patients with congenital HI who had elevated insulin levels/low blood glucose levels at baseline, with an approximate 50% improvement in hypoglycemia and near normalization of glucose control, which was sustained for more than two weeks after dosing. RZ358 did not increase blood sugar levels in patients with normal blood sugar levels at baseline. The increases in blood sugar, depended on and correlated with disease severity and RZ358 concentrations, making RZ358 uniquely suited as a potential therapy for congenital HI, a disease with known heterogeneity and variability.
RZ358 is now in a Phase 2b (RZ358-606) trial. This trial is an open-label, repeat-dose study designed to assess the safety and tolerability of intravenously administered RZ358 in patients with congenital hyperinsulinism inadequately controlled on existing therapies. RZ358 will be administered bi-weekly for a total treatment duration of eight weeks. The study is currently enrolling in the second cohort at 6mg/kg. Following completion of the second cohort, we plan to initiate a third and likely final cohort at 9 mg/kg.
With the Phase 2b study (the “RIZE Study”) we have certain expectations as it relates to the glycemic efficacy. Those expectations are as follows:
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At least a 25% improvement in hypoglycemia for the primary endpoint (time in target range) and key secondary endpoints (hypoglycemia events and duration of hypoglycemia);

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A dose or exposure response relationship, yielding credibility to a treatment-effect; and

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Fixed dose level(s) and regimen that optimizes benefit across all congenital HI patients.

We believe that any reduction in the number of events and duration of hypoglycemia in the RIZE Study is significant and a 25% improvement from the patient’s baseline is potentially clinically-meaningful. We expect reduced monitoring and rescue interventions, as well as liberalization of common activities such as exercise, school and third-party caregiver interactions. We also expect reduced emergent or severe hypoglycemia events (such as seizures, coma, or hospitalizations), and improved neurodevelopmental outcomes.
RZ402
DME is a vascular complication of diabetes and a leading cause of blindness in the U.S. and elsewhere. Chronic exposure to high blood sugar levels can lead to inflammation, cell damage, and the breakdown of blood vessel walls. Specifically, in DME, blood vessels behind the back of the eye become porous and permeable leading to the unwanted infiltration of fluid into the macula. This fluid leakage creates distorted vision and left untreated, blindness.
Currently available treatments for DME involve frequent burdensome anti-vascular growth factor (anti-VEGF) injections into the eye or invasive laser surgery. RZ402 is designed to be a once daily oral therapy for the treatment of DME. Unlike the anti-VEGF therapies, RZ402 targets the Kallikrein — Kinin System in order to address inflammation and vascular leakage. We believe that systemic exposure through oral delivery is critical to target the microvasculature behind the back of the eye. Further, as an oral therapy, RZ402 has the potential to substantially change the therapeutic paradigm for patients suffering with DME by providing a convenient, self-administered treatment option to encourage patients to initiate therapy sooner, adhere to prescribed treatment guidelines, and improve overall outcomes.
In our modeling of RZ402 low nanomolar potency was exhibited in rodent DME models.
Results from the Phase 1a Single-Ascending Dose (SAD) Study (RZ402-101) were reported in May 2021. RZ402-101 is a first-in-human single-center, randomized, double-blind, placebo-controlled SAD study in healthy adult volunteers. The study objectives were to characterize the safety profile and pharmacokinetics of RZ402 administered as single oral doses. The study enrolled 30 subjects in three planned sequential dose-level cohorts of 25 mg, 100 mg, and 250 mg. Within each ten-subject dose cohort, subjects were randomized 8:2 to receive either RZ402 oral solution or matched placebo. After receiving single doses, participants remained in the clinic for seven days for serial pharmacokinetic and safety assessments, before completing two outpatient follow-up visits at study days 14 and 30. Dose advancement proceeded following blinded reviews of safety and pharmacokinetic data from the preceding cohort(s).
Single doses of RZ402 resulted in dose-dependent increases in systemic exposure. Plasma concentrations of RZ402 significantly exceeded the 3.5 ng/mL target concentration that was pharmacologically active in animal models of DME for a 24-hour period after receipt of RZ402. Across the dose and exposure range, there were no serious adverse events, adverse drug reactions, or discontinuations due to adverse events, and no imbalance of adverse events between the treatment and placebo control groups. Similarly, regular laboratory, hemodynamic, cardiac, and ophthalmologic safety examinations were unremarkable.
RZ402 is currently in a Phase 1b Multiple-Ascending Dose (MAD) Study (RZ402-102). RZ402-102 is a single-center, randomized, double-blind, placebo-controlled, MAD study in healthy adult volunteers. The objectives of the study are to characterize the repeat-dose safety profile (including maximum tolerated dose) and pharmacokinetics of RZ402 administered as daily oral doses for two weeks. The study will be conducted in a minimum of 40 subjects in four planned sequential ascending dose-level cohorts comprising ten subjects per cohort. Within each dose cohort, subjects will be randomized in an 8:2 ratio to receive either RZ402 oral solution or matched placebo. Participants will remain in-clinic throughout the two-week dosing period for serial pharmacokinetic and safety assessments, before completing an outpatient follow-up visit at study day 28. Blood biomarkers of target engagement (kallikrein activity) will be explored as a systemic surrogate for DME, using a precedent from studies of kallikrein inhibitors in a systemic vascular leakage syndrome (hereditary angioedema). Dose advancement will proceed in staggered fashion every three weeks as appropriate, following blinded reviews of data from the preceding cohort(s). The study is expected to conclude with results in the first quarter of 2022.
Competition
We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.
There are a handful of companies developing therapies for congenital HI that are potential competitors to RZ358. Crinetics Pharmaceuticals Inc. is one such company.
There are a handful of companies developing oral therapies for DME that are potential competitors to the PKI therapy, KalVista Pharmaceuticals being one such company.
Government Regulation
Regulation by governmental authorities in the U.S. and other countries is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by the FDA and regulatory authorities in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.
We are also subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.
Employees
As of September 30, 2021, we had 31 full-time employees, of which 24 employees were engaged in research and development, manufacturing, clinical operations and quality activities and 7 employees in general administrative functions. Of the 31 employees, all were located in the United States. We have a number of employees who hold advanced degrees, such as a Ph.D. degree. None of our employees are covered by a collective bargaining agreement, and we have experienced no work stoppages nor are we aware of any employment circumstances that are likely to disrupt work at any of our facilities. As part of our measures to attract and retain personnel, we provide a number of benefits to our full-time employees, including health insurance, life insurance, retirement plans, paid holiday and vacation time. We believe that we maintain good relations with our employees.

Corporate Information
We were incorporated in Delaware in 2010 and we re-incorporated in Nevada in June 2021. We maintain an executive office located at 201 Redwood Shores Parkway, Suite 315, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website address is www.rezolutebio.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

The Offering
Common stock offered by us:
6,030,847 shares.
Pre-funded Warrants we are offering:
We are also offering, in lieu of common stock, pre-funded warrants to purchase 1,661,461 shares of common stock to certain investors whose purchase of shares of common stock in this offering would otherwise result in these investors, together with their respective affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of our common stock immediately following the consummation of the offering, if these investors so choose. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus the $0.01 per share exercise price of each such pre-funded warrant. Each pre-funded warrant will be exercisable from the date of issuance. See “Description of Pre-Funded Warrants” on page S-17 for additional information. This prospectus supplement also relates to the offering of shares of common stock issuable upon the exercise of such pre-funded warrants.
Option to purchase additional shares from us:
We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,153,845 shares of our common stock from us.
Concurrent registered direct offering:
Concurrently with this offering of common stock and pre-funded warrants, and pursuant to a separate prospectus supplement and accompanying prospectus, we intend to sell up to an aggregate of 769,231 shares of common stock to certain of our existing shareholders in a registered direct offering at the same price per share of common stock as the public offering price, for aggregate gross proceeds of approximately $5.0 million, without giving effect to any discounts and commissions. The closing of the concurrent registered direct offering and the closing of this offering are not contingent upon each other. See “Underwriting” for more information.
Common stock to be outstanding following this offering and the concurrent registered direct offering exclusive of shares underlying pre-funded warrants:
15,152,355 shares (or 16,306,200 shares if the underwriters exercise their over-allotment option in full).
Use of Proceeds:
We expect to use the net proceeds of this offering and the concurrent registered direct offering, if any,

to fund clinical research and development and for working capital and general corporate purposes. We can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering See “Use of Proceeds” on page S-15 of this prospectus supplement.
Risk Factors:
Investing in our common stock or pre-funded warrants involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our common stock or pre-funded warrants.
Nasdaq trading symbol:
Our common shares are listed on Nasdaq under the symbol “RZLT”. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Pre-Funded Warrants.”
Unless otherwise indicated, the number of shares of common stock to be outstanding after this offering and the concurrent registered direct offering is based on 8,352,277 shares of common stock outstanding as of June 30, 2021. The number of shares of common stock outstanding after this offering excludes:
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1,284,512 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2021, at a weighted average exercise price of $16.35 per share, of which stock options to purchase 440,051 shares of common stock were then exercisable;

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495,000 shares of our common stock reserved for future grants of stock options (or other similar equity instruments) under our equity incentive plans as of June 30, 2021;

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1,252,382 shares of our common stock reserved for issuance upon exercise of outstanding warrants outstanding as of June 30, 2021, at a weighted average exercise price of $28.91 per share; and

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1,661,461 shares of our common stock issuable upon the exercise of pre-funded warrants offered in this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of pre-funded warrants offered in this offering and no exercise by the underwriters of their option to purchase up to 1,153,845 additional shares of our common stock.

Risk Factors
Investing in shares of our common stock or pre-funded warrants involves significant risks. Please see the risk factors below and the additional risk factors set forth under the heading “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2021, which is on file with the SEC and is incorporated by reference in this prospectus. These risks may be revised or supplemented in future filings of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which is also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
Risks Related to this Offering, the Concurrent Registered Direct Offering and Our Common Stock
Since we have broad discretion in how we use the proceeds from this offering and the concurrent registered direct offering, we may use the proceeds in ways with which you disagree.
We can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering. While the concurrent registered direct offering is not contingent upon this offering, we have not allocated the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering and the concurrent registered direct offering, including for any of the purposes described in the section titled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on Nasdaq, which could make it more difficult for investors to sell their shares.
Our common stock is traded on Nasdaq, under the symbol “RZLT,” and, to date, has traded on a limited basis. In the event we fail to sustain trading on Nasdaq, our common stock could be quoted only on the OTC Markets. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our common stock and our common stock may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.
A more active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.
If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares. You will also experience further dilution if we issue additional equity or equity-linked securities in the future.
The public offering price of the securities offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of 6,030,847 shares of our common stock in this offering and 769,231 shares of our common stock in the concurrent registered direct offering at the public offering price of $6.50 per share including 1,661,461 pre-funded warrant shares subject to a price per pre-funded warrant of $6.49, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering and the concurrent registered direct offering will incur immediate dilution of $1.88 per share in the net tangible book value of the common stock they acquire.
If we issue additional shares of common stock (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for shares of common stock, our shareholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors, our executive officers and certain of our significant shareholders have agreed not to sell, dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 90 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. See “Underwriting.” We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.
If the price of our common stock fluctuates significantly, your investment could lose value.
Our common stock is traded on Nasdaq, under the symbol “RZLT,” and, to date, has traded on a limited basis. We cannot assure you that an active public market will continue for our common stock. If an active public market for our common stock does not continue, the trading price and liquidity of our common stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to:
•
our quarterly or annual operating results;

•
additions or departures of key or qualified personnel;

•
failure to adequately protect our intellectual property;

•
costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

•
changes in governmental or other regulations affecting our business; and

•
our compliance with governmental or other regulations affecting our business.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.
We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.
At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

This offering is not conditioned on the consummation of any other financing, including the concurrent registered direct offering.
Neither the completion of this offering nor the concurrent registered direct offering is contingent on the completion of the other, so it is possible that this offering occurs and the concurrent registered direct offering does not occur, and vice versa. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent registered direct offering. We cannot assure you that the concurrent registered direct offering will be completed on the terms described herein, or at all.
Risks Related to Investing in the Pre-Funded Warrants
There is no public market for the pre-funded warrants being offered in this offering.
There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of these warrants will be limited.
Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.
Until holders of the pre-funded warrants acquire shares of our common stock upon exercise of such warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.

Use of Proceeds
We estimate that the net proceeds of this offering and the concurrent registered direct offering will be approximately $51.7 million (or $58.8 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. In addition, we can offer no assurance that the concurrent registered direct offering will close, and if it does not close, the amount of our net proceeds will be limited to the net proceeds from this offering, which will be approximately $46.7 million (or $53.8 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering and the concurrent registered direct offering to fund clinical research and development and for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering and the concurrent registered direct offering for the acquisition of, or investment in, technologies, intellectual property or businesses that complement our business, although we have no present commitments or agreements to this effect.
Based on our planned use of the net proceeds of this offering and the concurrent registered direct offering, we estimate such funds, together with our existing cash and cash equivalents, will be sufficient for us to fund our operating expenses and capital expenditures into 2023.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds in this offering and the concurrent registered direct offering and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Dilution
If you invest in our common stock or pre-funded warrants in this offering, you will experience dilution to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering and the concurrent registered direct offering.
As of June 30, 2021, our net tangible book value was approximately $25.9 million, or $3.11 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock and pre-funded warrants in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 6,030,847 shares of our common stock at the public offering price of $6.50 per share of common stock, the sale of 1,661,461 pre-funded warrants in this offering at an offering price of $6.49 per pre-funded warrant (which equals the public offering price per share of the common stock less the $0.01 per share exercise price of the pre-funded warrants) (and including shares of common stock issued and any proceeds received upon exercise of the pre-funded warrants), and the sale of 769,231 shares of common stock pursuant to the concurrent registered direct offering at the same public offering price as the shares of common stock in this offering and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $77.6 million, or $4.62 per share. This represents an immediate increase in net tangible book value of $1.51 per share to existing shareholders and immediate dilution of $1.88 per share to investors purchasing our common stock and pre-funded warrants in this offering and the concurrent registered direct offering at the public offering price per share of common stock of $6.50. The following table illustrates this dilution on a per share basis as of June 30, 2021:
Public offering price per share		$6.50
Net tangible book value per share as of June 30, 2021	$3.11
Increase in net tangible book value per share attributable to investors purchasing our common stock and pre-funded warrants in this offering and the concurrent registered direct offering	1.51
As adjusted net tangible book value per share after this offering and the concurrent registered direct offering		4.62
Dilution per share to investors purchasing our common stock and pre-funded warrants in this offering and the concurrent registered direct offering		$1.88
If the underwriters exercise their overallotment option in full, our as adjusted net tangible book value per share after giving effect to this offering would be $4.71 per share and the dilution per share to new investors participating in this offering and the concurrent registered direct offering would be $1.79 per share.
The number of shares of common stock shown above to be outstanding after this offering and the concurrent registered direct offering is based on 8,352,277 shares of common stock outstanding as of June 30, 2021. The following shares are excluded:
•
1,284,512 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2021, with a weighted average exercise price of $16.35 per share; of which stock options to purchase 440,051 shares of common stock were then exercisable;

•
495,000 shares of common stock reserved for future grants of stock options (or other similar equity instruments) under our equity incentive plans as of June 30, 2021;

•
1,252,382 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2021, at a weighted average exercise price of $28.91 per share; and

•
1,661,461 shares of common stock issuable upon the exercise of pre-funded warrants offered in this offering (except for as set forth in this Section).

Description of Pre-Funded Warrants
In this offering, we are offering pre-funded warrants to purchase 1,661,461 shares of our common stock. The following description is subject in all respects to the provisions contained in the form of pre-funded warrant. You should review a copy of the form of pre-funded warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the pre-funded warrants.
The pre-funded warrants will be issued as individual warrant agreements with the holders. The pre-funded warrants are exercisable at any time after their original issuance at an exercise price of $0.01 per share. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of issuing fractional shares, we will pay the holder an amount in cash equal to the fair market value of any fractional share, calculated based on the trading price of our common stock.
The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.01 per share of common stock. The exercise price of the pre-funded warrants is subject to adjustment from time to time in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions for no consideration of assets, including cash, stock or other property, to all of our stockholders.
A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99% or 19.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such ownership percentage limit to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. We do not plan on applying to list the pre-funded warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
In the event of a fundamental transaction, as defined in the pre-funded warrants and generally including, without limitation, any reclassification of our common stock into other securities, cash or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition by any person or group, whether in a tender offer, exchange offer, stock purchase agreement, or other business combination, of more than 50% of the voting power of our capital stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the same amount and kind of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.
Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Underwriting
We entered into an underwriting agreement with the underwriters named below on October 12, 2021. Oppenheimer & Co. Inc. is acting as the representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock and/or pre-funded warrants. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock and/or pre-funded warrants, but is not responsible for the commitment of any other underwriter to purchase shares of common stock and/or pre-funded warrants. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock and/or pre-funded warrants set forth opposite its name below:
Underwriter	Number of Firm Shares to be Purchased	Number of Pre-Funded Warrants to be Purchased
Oppenheimer & Co. Inc.	5,276,991	1,453,779
Roth Capital Partners, LLC	753,856	207,682
Total	6,030,847	1,661,461
The underwriters have agreed to purchase all of the shares of common stock and/or pre-funded warrants offered by this prospectus supplement (other than those covered by the over-allotment option described below), if any are purchased.
The shares of common stock offered hereby are expected to be ready for delivery on or about October 15, 2021 against payment in immediately available funds. The pre-funded warrants offered hereby should be ready for delivery on or about October 15, 2021 against payment in immediately available funds.
The closing of the concurrent registered direct offering is expected to occur subsequent to the closing of this offering. This offering is not contingent on the closing of the concurrent registered direct offering.
The underwriters are offering the shares of common stock and/or pre-funded warrants subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of common stock and/or pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $0.234 per share of common stock and/or pre-funded warrants to brokers and dealers. After the shares of common stock and/or pre-funded warrants are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.
The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:
	Per Share of common stock	Per Pre-Funded Warrant	Total Without Exercise of Underwriters’ Option	Total With Full Exercise of Underwriters’ Option
Public offering price	$6.50	$6.49	$49,983,387	$57,483,380
Underwriting discounts and commissions(1)	0.39	0.3894	2,999,003	3,449,003
Proceeds, before expenses, to us	$6.11	$6.1006	$46,984,384	$54,034,377

(1)
We have agreed to pay the underwriters a commission of 6% of the gross proceeds of this offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $300,000, which includes the fees and expenses for which we have agreed to reimburse the underwriter, including fees and expenses of its counsel, up to a maximum aggregate amount of $150,000.
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,153,845 additional shares of our common stock at the public offering price, less underwriting discounts and commissions. If the underwriters exercise all or part of this option, they will purchase shares of our common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less applicable underwriting discounts and commissions. If this option is exercised in full, the total price to the public will be $7,499,993, and the total proceeds to us, before expenses, will be $54,034,377. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s amount reflected in the above table.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
We and our officers and directors have agreed to a 90-day “lock-up” with respect to our shares of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable for or exercisable into shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc.
Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of common stock before the distribution of the shares of common stock is completed. However, the underwriters may engage in the following activities in accordance with the rules:
•
Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of common stock, so long as stabilizing bids do not exceed a specified maximum.

•
Syndicate covering transactions — The underwriters may sell more shares of common stock or pre-funded warrants in connection with this offering than the number of shares of common stock or pre-funded warrants that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of common stock, if applicable. The underwriters may close out any covered short position either by exercising their over-allotment option, if applicable, or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option, if applicable. Naked short sales are short sales in excess of the over-allotment option, if applicable. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares of common stock that could adversely affect investors who purchase shares of common stock in this offering.

•
Penalty bids — If the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.

•
Passive market making — Market makers in the shares of common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our shares of common stock may have the effect of raising or maintaining the market price of our shares of common stock or preventing or mitigating a decline in the market price of our shares of common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares of common stock if it discourages resales of the shares of common stock.
Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares of common stock. These transactions may occur on Nasdaq or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Delivery of Prospectus
A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
Notice to Non-U.S. Investors
Belgium
The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the securities has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.
The underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any securities, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the securities or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the company to be in violation of the Belgian securities laws.
Canada
This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.
Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions
The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

France
Neither this prospectus supplement nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the securities has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such shares of common stock may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the securities is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Italy
The offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the shares offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this prospectus supplement or any other document relating to the securities offered hereby in Italy must be made:
(a)
by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b)
in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)
in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden
This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the securities offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).
Switzerland
The securities offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The company has not applied for a listing of the securities being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.
Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in securities.
United Kingdom/Germany/Norway/The Netherlands
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
(a)
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of common stock shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
Each underwriter has represented, warranted and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the company; and
(b)
it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Legal Matters
Certain United States legal matters in connection with this offering will be passed upon on our behalf by Dorsey & Whitney LLP, Denver, Colorado. Certain legal matters in connection with the offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
Experts
Plante & Moran, PLLC has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2021 and 2020, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC’s report, given their authority as experts in accounting and auditing.

Where You Can Find Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.rezolutebio.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offerings under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
•
the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed on September 15, 2021, as amended by the Company’s Annual Report on Form 10-K/A filed on September 27, 2021;

•
the Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2021; and

•
the description of the Company’s common stock, par value $0.001 per share, as contained in Item 1 of Amendment No. 1 to the Registration Statement on Form 8-A/A filed on June 21, 2021, under the Exchange Act, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Rezolute, Inc.
201 Redwood Shores Parkway, Suite 315
Redwood City, CA 94065
(650) 206-4507
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus

PROSPECTUS
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may offer for sale from time to time, either separately or together in one or more offerings, our debt securities, common stock with a par value of $0.001 per share (“Common Stock”), preferred stock, warrants, rights, and units (collectively, the “securities”).
The specific terms of any securities to be offered will be contained in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in any securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.
We may offer and sell the securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us and them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “RZLT”. On December 14, 2020, the last reported sale price for our Common Stock was $19.79 per share. Each prospectus supplement to this prospectus will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus, any applicable prospectus supplement or any related free writing prospectus, and in any documents incorporated by reference herein or therein before investing in our securities.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is June 23, 2021

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that Rezolute, Inc., a Delaware corporation, which is also referred to as the “Company,” “Rezolute,” “we,” “us,” “ourselves” and “our,” has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, we may offer and sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.
To understand the terms of the securities offered by this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, you should carefully read this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement, and all documents incorporated by reference herein or therein. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference was filed with the SEC. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.
A prospectus supplement will also contain, with respect to the securities being offered thereby, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in any offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov/edgar/searchedgar/companysearch.html. Copies of our periodic and current reports and proxy statements, may also be obtained, free of charge, on our website at www.rezolutebio.com. This reference to our Internet address is for informational purposes only and the information contained on or accessible through such Internet address is not and shall not be deemed to be incorporated by reference into this prospectus.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.
INCORPORATION BY REFERENCE
In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents or information have been filed by us with the SEC and are incorporated by reference into this prospectus (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules, including disclosure furnished under Items 2.02 or 7.01 of Form 8-K):
•
Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on October 13, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 12, 2020;

•
Current Reports on Form 8-K filed with the SEC on October 13, 2020 and November 6, 2020; and

•
Description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on November 4, 2020 including any amendment or report filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than, in each case, documents or information that are or are deemed to have been furnished rather than filed in accordance with SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained on or accessible through any websites, including our website, is not and shall not be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Rezolute, Inc.
201 Redwood Shores Parkway, Suite 315
Redwood City, CA 94065
(650) 206-4507
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology, including, but not limited to, “believes,” “may,” “will,” “would,” “should,” “expect,” “anticipate,” “seek,” “see,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential” and the negative of these terms or comparable terms.
Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, and in our other filings made from time to time with the SEC after the date of this prospectus.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents and reports filed from time to time with the SEC.
All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY
We are a clinical stage biopharmaceutical company specializing in the development of innovative drug therapies to improve the lives of patients with metabolic and orphan diseases
Recent Developments
On October 8, 2020, we filed with the Secretary of State of the State of Delaware, a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”), which was approved by our stockholders at our special meeting of stockholders held on October 23, 2019 and by our board of directors on October 7, 2020. The Certificate of Amendment effected a 1-for-50 reverse stock split of our Common Stock (the “Reverse Split”), in which every fifty (50) shares of Common Stock issued and outstanding as of October 9, 2020 were combined and converted into one (1) share of Common Stock. In connection with the Reverse Split, proportionate adjustments were made to increase the per share exercise prices and decrease the number of shares of Common Stock issuable upon exercise of stock options and warrants whereby approximately the same aggregate price is required to be paid for such securities upon exercise as had been payable immediately preceding the Reverse Split. While the Reverse Split decreased the number of outstanding shares of Common Stock, it did not change the total number of shares of Common Stock or preferred stock authorized for issuance by us, nor did it change the par value of the Common Stock or preferred stock. The first day of trading after the Reverse Stock Split was on October 13, 2020. Unless otherwise indicated, the share numbers contained herein give effect to the Reverse Split.
On October 9, 2020 we issued 2,484,853 shares of Common Stock and 820,001 Unit Warrants which resulted in net proceeds of approximately $37.5 million (referred to herein as the “Unit Financing”). On November 3, 2020, our shares of Common Stock were approved for listing on the Nasdaq Capital Market under the symbol RZLT and the initial day of trading was on November 9, 2020.
Our Pipeline
Our lead clinical asset, RZ358, is an antibody therapy in Phase 2b development as a potential treatment for congenital hyperinsulinism (“CHI”), an ultra-rare pediatric genetic disorder. In February 2020, we announced the initiation of the RZ358-606 Phase 2b study (“RIZE”) globally at multiple study centers. Prior to COVID-19, we had planned to complete the RIZE study by the middle of calendar year 2021. In March 2020, we paused the RIZE study as a result of the COVID-19 pandemic. As the COVID-19 pandemic abates in different regions, we are resuming clinical activities including trial site initiations. We believe that patient enrollment will recommence by the end of calendar year 2020. Further, if we can begin enrolling patients on this timeframe, we believe we will be able to complete the RIZE study in the second half of calendar year 2021.
In addition, in the first half of calendar year 2020, we had positive interactions with the U.S. Food and Drug Administration (“FDA”). In June 2020, we announced that FDA granted us Rare Pediatric Disease (“RPD”) designation for RZ358, which qualifies us to receive a priority review voucher upon marketing approval of the drug in CHI. Such a voucher could be redeemed to receive a priority review of a subsequent marketing application for any drug candidate in any disease indication. Further, we submitted the RIZE protocol to FDA which allows us to expand the study to clinical sites in the United States. We believe that patient enrollment may commence in the United States in the first quarter of calendar year 2021.
Our next program, RZ402, is an oral therapy, targeting diabetic macular edema (“DME”). On October 28, 2020, we submitted an IND to the FDA that will require us to make the first milestone payment of $1.0 million within 15 days after acceptance of the IND by the FDA. The FDA accepted our IND filing on December 1, 2020 and we anticipate initiation of a Phase 1 clinical trial for RZ402 prior to the end of the first quarter of calendar year 2021.
RZ358
CHI is an ultra-rare pediatric genetic disorder characterized by excessive production of insulin by the pancreas. CHI is caused by mutations in about a dozen known genes associated with pancreatic beta cells and their secretion of insulin. If untreated, it can lead to dangerously low blood sugar levels. Rezolute’s lead candidate, RZ358, is an antibody in Phase 2b development that is designed to prevent severe, persistent low blood sugar in patients with CHI.
RZ358 is an intravenously administered human monoclonal antibody that binds to a unique site on the insulin receptor found across effector cells throughout the body in the liver, fat, and muscle. This action allows RZ358 to counteract the effects of elevated insulin in the body. Its unique allosteric mechanism of action is reversible, depends on both insulin levels and blood sugar levels in a dose-dependent manner, and enables patients to achieve normal levels of insulin and glucose. Therefore, we believe that RZ358 is ideally suited as a potential therapy for conditions characterized by excessive insulin production and it is being developed to treat hyperinsulinemia and prevent low blood sugar for diseases such as CHI. As RZ358 acts downstream from the beta cells, across effector cells in the liver, fat, and muscle, it may be universally effective at treating CHI caused by any of the underlying genetic defects.
The RIZE study is a multi-center, open-label, repeat-dose Phase 2b study of RZ358 in four sequential dosing cohorts of patients with CHI who are at least two years old and have residual low blood sugar (<70 mg/dL) that is inadequately controlled on existing therapies. In addition to safety and pharmacokinetic evaluations, continuous glucose monitoring (“CGM”) and self-monitored blood glucose will be utilized to evaluate several glycemic efficacy endpoints. The primary endpoint is the time within a glucose target range of 70 – 180 mg/dL by CGM during weeks 4 and 8 of treatment compared to baseline.
RZ402
DME is a severe complication of diabetes marked by progressive vision loss and blindness. Consistently high blood sugar levels can cause diabetic retinopathy, a complication characterized by damage to the blood vessels in the eye and fluid leakage into the light-sensitive tissue known as the retina. The accumulation of fluid may lead to DME, or swelling of the macula, the part of the retina responsible for sharp, straight-ahead vision. Currently available treatments for DME involve frequent burdensome injections into the eye or invasive laser surgery.
Rezolute is developing RZ402, a small molecule plasma kallikrein inhibitor (“PKI”) for use in DME. As a once-daily oral investigational therapy, RZ402 is designed to improve compliance and treatment outcomes for patients with DME. Elevated plasma levels of the enzyme kallikrein have been associated with increased inflammation, vessel leakage and excess blood vessel growth in the eyes of patients with DME. Genetic and pharmacologic knockout of plasma kallikrein have been shown to protect against vascular endothelial growth factor (“VEGF”) induced retinal blood vessel leakage in murine models without damaging long-term effects.
RZ402 is a bioavailable small molecule inhibitor of plasma kallikrein that has shown the potential to prevent the onset of and reverse vascular leakage in a dose-dependent manner in multiple rodent models of whole body and retinal vascular leakage. Target plasma concentrations were exceeded for 24 hours following oral dosing of RZ402 in monkeys and dogs, supporting the potential for once daily dosing in humans. Rezolute has completed a pre-IND meeting with the FDA and the IND-enabling toxicology studies in preparation for filing an IND.
Competition
We face competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies.
There are a handful of companies developing therapies for CHI that are potential competitors to RZ358. Zealand Pharma is one such company.
There are a handful of companies developing oral therapies for diabetic macular edema that are potential competitors to the plasma kallikrein inhibitor therapy, KalVista Pharmaceuticals being one such company.

Government Regulation
Regulation by governmental authorities in the U.S. and other countries is a significant factor in the development, manufacture and marketing of pharmaceutical products. All of our potential products will require regulatory approval by governmental agencies prior to commercialization. In particular, pharmaceutical therapies are subject to rigorous preclinical testing and clinical trials and other pre-market approval requirements by the FDA and regulatory authorities in foreign countries. Various federal, state and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products.
We are also subject to various federal, state, and local laws, regulations and recommendations relating to safe working conditions; laboratory and manufacturing practices; the experimental use of animals; and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research, development and manufacturing.
Employees
As of December 14, 2020, we had 21 full-time employees, all of whom have experience with pharmaceutical, biotechnology or medical product companies. None of our employees or contractors are covered by collective bargaining agreements.
Corporate Information
We were incorporated in Delaware in 2010. We maintain executive offices located at 201 Redwood Shores Parkway, Suite 315, Redwood City, CA 94065 and our phone number is (650) 206-4507. Our website is located at www.rezolutebio.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this document.

RISK FACTORS
Investing in shares of our Common Stock involves significant risks. Please see the risk factor below and the additional risk factors set forth under the heading “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and in Part II, Item 1A. of our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, each of which are on file with the SEC and are incorporated by reference in this prospectus. These risks may be revised or supplemented in future filings of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, which are also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.
Risks Related to Our Governing Documents
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. Notwithstanding the foregoing, the exclusive provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to a future prospectus supplement that will describe the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture will not limit the amount of debt securities that we may issue. It will provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities —  Consolidation, Merger or Sale;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, and interest on, the debt securities of the series on the dates payments are due.
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF CAPITAL STOCK
General
This prospectus describes the general terms of our capital stock. For a more detailed description of our capital stock, you should read the applicable provisions of the Delaware General Corporation Law, or DGCL, and our charter and bylaws.
Common Stock
Our certificate of incorporation provides authority for us to issue up to 500,000,000 shares of Common Stock, par value $0.001 per share. As of December 14, 2020, there were 8,352,277 shares of our Common Stock outstanding. Under Delaware law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders. Our outstanding shares of Common Stock are, and any shares offered by this prospectus will be, when issued and paid for, fully paid and nonassessable.
Holders of our Common Stock are entitled to one vote per share on all matters submitted to our stockholders for a vote. There are no cumulative voting rights in the election of directors. Our shares of Common Stock are entitled to receive such dividends as may be declared and paid by our Board of Directors out of funds legally available therefor and to share ratably in the net assets, if any, of Rezolute upon liquidation. Our stockholders have no preemptive rights to purchase any shares of our capital stock. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. Notwithstanding this exclusive forum provision, the exclusive forum provision shall not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or the respective rules and regulations promulgated thereunder.
Preferred Stock
Our certificate of incorporation provides authority for us to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. As of December 14, 2020, there are no issued and outstanding shares of preferred stock and our Board of Directors has not designated any series of preferred stock for future issuance.
The rights of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Such rights may include voting and conversion rights which could adversely affect the holders of the Common Stock. Satisfaction of any dividend or liquidation preferences of outstanding preferred stock would reduce the amount of funds available, if any, for the payment of dividends or liquidation amounts on Common Stock.
A prospectus supplement, relating to any offered class or series of preferred stock, will specify the following terms of such class or series, as applicable:
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the designation of such class or series of our $0.001 par value preferred stock;

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the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

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the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such class or series of preferred stock;

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whether dividends on such class or series of preferred stock are cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

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the provision for a sinking fund, if any, for such class or series of preferred stock;

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the provision for redemption, if applicable, of such class or series of preferred stock;

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any listing of such class or series of preferred stock on any securities exchange;

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the preemptive rights, if any, of such class or series of preferred stock;

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the terms and conditions, if applicable, upon which shares such class or series of preferred stock will be convertible into shares of our Common Stock or shares of any other class or series of our stock or other securities, including the conversion price (or manner of calculation thereof);

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a discussion of any additional material federal income tax consequences applicable to an investment in such class or series of preferred stock;

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the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

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any limitations on issuance of any class or series of stock ranking senior to or on parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our Company;

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any voting rights of such class or series of preferred stock; and

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any other specific terms, preferences, rights, limitations or restrictions of such class or series of preferred stock.

Transfer Agent and Registrar
The transfer agent of our Common Stock is Issuer Direct Corporation. Their address is One Glenwood Avenue, Suite 1001, Raleigh, NC 27306.

DESCRIPTION OF OTHER SECURITIES
Warrants
We may issue warrants to purchase certain of the securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer, and the related warrant agreement will be set forth in the applicable prospectus supplement.
As of December 14, 2020, we had certain warrants issued in our October 9, 2020 Unit Financing (the “Unit Warrants”) to purchase 820,001 shares of Common Stock with an exercise price of $19.50 per share that were outstanding. In addition, as of December 14, 2020, other warrants to purchase an aggregate of 618,307 shares at a weighted-average exercise price of $57.46 per share were outstanding. All of our outstanding warrants are currently exercisable, except to the extent that certain of the Unit Warrants are subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99%, 9.99%, or 14.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, the Unit Warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.
Rights
We may issue rights to purchase our Common Stock, preferred stock, or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our shareholders on the record date that we set for receiving rights in the rights offering.
The particular terms and provisions of the rights offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such rights. This description will include, where applicable:
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the title of the rights;

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the securities for which the rights are exercisable;

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the exercise price for the rights;

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the date of determining the security holders entitled to the rights distribution;

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the number of the rights issued to each security holder;

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the extent to which the rights are transferable;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

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the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

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the conditions to completion of the rights offering;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

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the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

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any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the right.

Units
We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.
The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:
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the designation and aggregate number of units offered;

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the price at which the units will be offered;

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the currency or currencies in which the units are denominated;

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the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

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any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

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any other material terms of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, or through any combination of these methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
We may issue securities to other companies or their security holders to acquire those companies or equity interests in those companies, or to acquire assets of those companies, through mergers or consolidations with us or any of our subsidiaries, or through the exchange of our securities for securities of the other companies, or through the exchange of assets of other companies for our securities, or through similar transactions. We may also issue securities to third parties to acquire patents or other intellectual property or licenses or similar rights to use patents or other intellectual property.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters or dealers, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
By Underwriters
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters or agents would be involved. We will describe the terms of those sales in the applicable prospectus supplement.
Electronic Auctions
We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of the securities, you will want to pay particular attention to the description of that system we will provide in an applicable prospectus supplement.
The electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of the electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents, dealers or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
Some or all of the securities we offer, other than shares of Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in our Common Stock, preferred stock, warrants, units and debt securities, as applicable, on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. We will describe the terms of such arrangements in the applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Dorsey & Whitney LLP, Denver, Colorado. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.
EXPERTS
Plante & Moran, PLLC has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended June 30, 2020 and 2019, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Plante & Moran, PLLC’s report, given their authority as experts in accounting and auditing

6,030,847 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 1,661,461 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Oppenheimer & Co.
Co-Manager
Roth Capital Partners
The date of this prospectus supplement is October 12, 2021